SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [_]
Filed by a Party other than the Registrant [X]

Check the appropriate box:

  [_]Preliminary Proxy Statement          [_]Confidential,for Use of the
  [_]Definitive Proxy Statement              Commission Only (as permitted
  [X]Definitive Additional Materials         by Rule 14a-6(e)(2))
  [_]Soliciting Material Pursuant to Section 240.14a-11 or Section 240.14a-12

                                ITT CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                           HILTON HOTELS CORPORATION

                                HLT CORPORATION
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of Filing Fee (Check the appropriate box):

  [X] No fee required.

  [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

      (2) Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

      (4) Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

      (5) Total fee paid:

          ----------------------------------------------------------------------

  [_] Fee paid previously with preliminary materials.

  [_] Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:

          ----------------------------------------------------------------------

      (2) Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

      (3) Filing Party:

          ----------------------------------------------------------------------

      (4) Date Filed:

          ----------------------------------------------------------------------

         PROXYGRAM SERVICES
         500 EIGHTH AVENUE
         NEW YORK, NY  10018

         CONFIDENTIAL IDENTIFICATION NUMBER:
         (Your identification number is confidential. It is to assure the operator of your identity.)

         Dear ITT Shareholder:

         After a six month delay, the ITT Annual Shareholder Meeting will finally take place on Wednesday, November 12. As you cast your vote, we ask you to think about some important facts:

              * Hilton's revised $80 offer is clearly superior to the
                latest Starwood proposal - whose nominal value hinges on overstated synergy benefits and questionable tax breaks - which has already come under intense scrutiny.

              * Our offer provides greater certainty and long term value with protection from the downside risk of a roller coaster stock market.

              * We offer $2.2 billion more cash up front.

              * We offer 2 shares of Hilton common stock - which we believe we can deliver tax free unlike the fully taxable Starwood proposal.

              * We offer a strong management team that has a proven
                successful track record.

              * Starwood offers you nothing more than a thinly traded stock
                - no downside protection - and an unproven, inexperienced management team in both of ITT's core businesses of gaming and full service luxury hotels.

         YOU NOW HAVE A REAL CHOICE - VOTE FOR A REAL DEAL THAT PROVIDES
                                     REAL VALUE.

         VOTE TODAY TO REPLACE RAND ARASKOG AND HIS BOARD BY SIGNING,
                        DATING AND MAILING YOUR WHITE PROXY!

           PLEASE VOTE BY SENDING A TOLL-FREE PROXYGRAM NOW - YOUR VOTE IS
               IMPORTANT, AND IT WILL ONLY TAKE A MOMENT OF YOUR TIME.

                                VOTE TODAY TO RECEIVE

              * More CASH Now
              * More CERTAINTY
              * And A LOT LESS RISK





              Don't be fooled by the ITT Board's recent claims that they will hold an "auction" process if they get reelected. DON'T BELIEVE THEM. Without Hilton's lawsuit that enjoined ITT's comprehensive plan, your stock could still be trading at $63
              - $17 less than ITT's closing price on Friday.

              Make no mistake about it, there is NO "AUCTION" after November 12. If Rand and his board are elected, Hilton will withdraw its $80 offer.

              We appreciate your support and careful consideration of all the information you have received over the last several months.

              TOLL - FREE PROXYGRAM OPERATORS ARE AVAILABLE TO ASSIST NOW. PLEASE TAKE A MOMENT TO VOTE YOUR WHITE PROXY.


                                    INSTRUCTIONS

         1.   Call Toll-Free 1-800-437-7699 between 8:00 a.m. and 12:00
              midnight eastern time.

         2. Tell the operator that you wish to send a collect ProxyGram to ID No. 3301, Solicited on Behalf of Hilton Hotels Corporation and HLT Corporation.

         3.   State your name, address and telephone number.

         4. State your confidential identification number and number of shares as shown below:

              CONFIDENTIAL IDENTIFICATION NUMBER:

              NUMBER OF SHARES:


                                   ITT CORPORATION
                         1997 ANNUAL MEETING OF STOCKHOLDERS

         This Proxy is Solicited on Behalf of Hilton Hotels Corporation and HLT Corporation

              The undersigned appoints Stephen F. Bollenbach, Matthew J. Hart, Scott A. LaPorta and Thomas E. Gallagher, and each of them, attorneys and agents with full power of substitution to vote all shares of common stock of ITT Corporation ("ITT") which the undersigned would be entitled to vote if personally present at the 1997 Annual Meeting of Stockholders of ITT, and including at any adjournments or postponements thereof and at any special meeting called in lieu thereof, as follows:





           HILTON HOTELS CORPORATION RECOMMENDS A VOTE FOR THE ELECTION OF
            ALL HILTON NOMINEES NAMED BELOW AND FOR THE RESOLUTIONS UNDER
                                   ITEMS 2 AND 3.

              1. ELECTION OF DIRECTORS: To elect to the Board of Directors of ITT (the "Board") such number of the following Hilton Nominees as equals the size of the Board: Daniel J. Altobello, George N. Aronoff, Scott H. Bice, Barrie K. Brunet, James J. Florio, Fred D. Gibson, Jr., Dianne Jett, Robert S. Kingsley, Aubrey C. Lewis, Celeste Pinto McLain, Gilbert L. Shelton, Henry
         A. Collins, John Danhakl, Ernest E. East, John E. Humphreville, Robert L. Johander, J. Kenneth Looloian, Rocco J. Marano, James F. McAnally, Morris Pashman, Alan C. Snyder, Caroline L. Williams and Robert H. Wolf. The first eleven of such individuals will be voted for to be elected to succeed the current eleven Directors (or any Director named to fill any vacancy created by the death, retirement, resignation or removal of any of such eleven Directors) of ITT. One or more of such other individuals will be voted for to be elected (a) in the event that ITT purports to increase the number of Directorships pursuant to Section 2.2 of ITT's Amended and Restated Bylaws, to each additional Directorship created, and/or (b) in the event any of the first eleven of such individuals is unable for any reason to serve as a Director.

              (  ) FOR all Hilton Nominees       (  ) WITHHOLD AUTHORITY
                                                      for all Hilton
                                                      Nominees

         INSTRUCTION: (To withhold authority to vote for one or more individual Hilton Nominee(s), give that Nominee(s) name to the operator.)

              2. RESOLUTION PROPOSED BY HILTON AND HLT. To adopt the following resolution:

         RESOLVED, that the stockholders of ITT Corporation ("ITT") urge the ITT Board of Directors to arrange for the sale of ITT to Hilton Hotels Corporation ("Hilton") or to any bidder offering a higher price, and if there be no higher bidder, to take all necessary action to permit the tender offer of Hilton and HLT Corporation ("HLT") and the proposed merger of ITT with Hilton, HLT or a subsidiary of Hilton to proceed, including, without limitation, action to satisfy the Rights Condition, the Control Share Condition and the Business Combination Condition set forth in HLT's Offer to Purchase dated January 31, 1997 (as such offer may be amended).

              (  ) FOR            (  ) AGAINST             (  ) ABSTAIN

              3. RESOLUTION PROPOSED BY HILTON AND HLT. To adopt the following resolution:





         RESOLVED, that each and every provision of the Amended and Restated Bylaws of ITT Corporation adopted on or after July 23, 1996 and prior to the adoption of this resolution is hereby repealed.

              (  ) FOR            (  ) AGAINST             (  ) ABSTAIN

              4. IN THEIR DISCRETION WITH RESPECT TO ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

              The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of common stock of ITT held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. If properly executed, this proxy will be voted as directed above. If no direction is indicated with respect to the above proposals, this proxy will be voted FOR the election of all Hilton Nominees and FOR the proposals set forth in Items 2 and 3 above and in the manner set forth in Item 4 above.

              This proxy will be valid until the sooner of one year from the date indicated below and the completion of the Annual Meeting.

         PLEASE GIVE OPERATOR YOUR NAME EXACTLY AS NAME APPEARS ON THIS PROXY. WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD GIVE THEIR NAME TO THE OPERATOR. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING.


             IMPORTANT:  IF YOU NEED ASSISTANCE IN VOTING, PLEASE CALL
                       OUR SOLICITOR, MACKENZIE PARTNERS, INC.
              TOLL-FREE (800) 322-2885 OR (212) 929-5500 (CALL COLLECT)

                       VALUATION OF A COMBINED ITT/STARWOOD


              Attached is an earnings-based valuation analysis of a com-bined ITT/Starwood, derived from information disclosed by Star-wood and ITT and from previously-issued analysts' reports on estimated ITT and Starwood 1998 results. In fact, we believe certain of this information overstates the likely earnings of the combined entity for 1998 and thus inflates the valuation. For example:

                 - We have credited the combined entity with $90 million
                   of tax savings related to "inter-company debt" of Starwood Corporation to Starwood Lodging Trust (the pro forma financials in the Starwood proxy imply that this debt related to the ITT assets will be approxi-mately $3.0 billion). However, if Congress deter-mines that Starwood's grandfathered "paired-share REIT" status should not apply to the expanded ITT operations, this tax savings would not be realized. We also have not included any tax liabilities that may result from Starwood's proposed $1.5 billion div-idend.

                 - We have credited the combined entity with $75 million
                   of savings due to "synergies" in 1998 even though we think these savings are questionable (and note that Starwood has not included such savings in its pro forma financials as filed with the SEC).

                 - For purposes of this analysis, we have accepted Star-
                   wood's FFO projections, which we believe are aggres-sive.

              Nevertheless, even on this basis the analysis shows 1998 earnings per share of only $1.43. Using the earnings multiple of Marriott International, this implies an ITT/Starwood stock value of $32.27.

    1998P MULTIPLE ANALYSIS
    ================================================================================
                                   HOT/Westin                        ITT
                                   ==========                        ===
    FFO                               $296      (1)                  --
    Minority Interest                 (10)      (2)                  --
    Real Estate D&A                   (252)     (2)(3)               --
                                   ==========                       ====
      Net Income                       $34                          $346     (4)

    Shares Outstanding                 74       (2)                  117     (5)
    EPS                               $0.46                         $2.95

    EBITDA                            $448      (2)                $1,237    (4)

    ==================================================================================

    HOT/Westin Net Income             $34            HOT/WESTIN/ITT ENTERPRISE VALUE
    ITT Net Income                    346              Market Value of Equity @ $32.27           $6,599
                                     ========          Plus: Total Pro Forma Debt from Proxy      7,821
                                     $380              Plus: Additional Cash from Revised Offer   1,230
    After Tax Adjustments                              Plus: Option Cash Out                        347
      Synergies                       $45     (6)      Plus: Severance                              165
      Incremental Interest Expense                                                              =======
        Debt from Merger             (134)    (7)    Total Enterprise Value                     $16,163
        Option Cash Out/Severance    (23)     (8)
      Goodwill                       (64)     (9)    HOT/WESTIN/ITT EBITDA (incl. synergies)     $1,760
      Tax Savings                     90      (10)
                                     ========        ==================================================
    HOT/WESTIN/ITT Net Income        $293            1998 TEV/EBITDA                               9.2x
                                                     ==================================================

    Outstanding Shares                204     (11)
    HOT/WESTIN/ITT NET INCOME PER
      SHARE                          $1.43

                                                        CONSIDERATION RECEIVED PER ITT SHARE*
                                                 ==================================================
                       MULTIPLE HOT/WESTIN/ITT     CASH     STOCK TOTAL CONSIDERATION CONSIDERATION PV
                       ======== ==============     ====     ===== =================== ================

    Marriott Int'l 1998
      P/E Multiple       22.5x      $32.27        $22.50   $36.05       $61.55           $59.68

                                                 * Assumed closing on 2/28/98, discounted at 15% (stock
                                                 portion) and 5.3% (cash portion) to 11/12/97.
                                                 Exchange ratio of 1.117.
    ===================================================================================================

    [FN]
    (1) Represents $4.02 FFO per share as disclosed in HOT conference call dated October 20, 1997.
    (2)  Estimates from Credit Suisse First Boston, August 12, 1997.
    (3)  Real estate D&A includes Westin 6 month D&A of $43MM annualized.
    (4)  Estimates from Morgan Stanley Dean Witter, July 11, 1997.
    (5)  Corrected number of shares from HOT proxy.
    (6)  After tax value of $75MM synergies disclosed by HOT.
    (7)  $25.50 cash per share financed at 7.5% as per HOT proxy.
    (8) Represents 8.7MM shares at a strike price of $44.93 financed at 7.5% as per HOT proxy. $165MM pre-tax severance from ITT press release financed at 7.5% as per HOT proxy.
    (9)  Assumes $64MM of incremental goodwill amortization from HOT proxy.
    (10) Estimated $90MM tax savings based on $3 Bn intercompany debt financed at 7.5% as per HOT proxy.
    (11) Exchange ratio of 1.117 for outstanding ITT shares.